Exhibit 10.11

PURCHASE ORDER

Please show this Purchase Order Number on all packing lists, invoices and other correspondence	P.O. No.	Date

	2005268	9/27/2005

125 CambridgePark Drive

Cambridge, MA 02140

Phone # (617) 868-1700

Fax #                       (617) 868-1799

www.lightspacecorp.com

Vendor Name & Address	Ship To Address
Suntron 104 Glenn Street Lawrence, MA 01843	Lightspace Corporation 125 CambridgePark Drive Cambridge, MA 02140

Req. No.	Terms	Due Upon Receipt	Due Date	12/1/2005	Ship Via	FOB

Receipt of this Purchase Order and agreement with its pricing and delivery information must be confirmed either by facsimile (617-868-1799) or e-mail (Purchasing@lightspacecorp.com) to the attention of Pat Crowley at Lightspace Corporation. Thank you!

LS Item Code	Rev	Description	UOM	Quantity	Rate	Amount
TIA-0001-03		Lightspace Interactive Tile Assembly, Version 3.4, Suntron All pricing for this order a per terms of quote 178b Target delivery date is for 12-1. Suntron will provide actual delivery date based on parts availability by 10-15 Payment for all parts not consigned will be provided now and the remaining charges will be due upon delivery		500	123.75	61,875.00
Special Instructions:				TOTAL		$61,875.00

This Purchase Order is NOT VALID without an Authorized Lightspace Signature to the right.

Authorized Lightspace Signature

A Total purchase amount in excess of $10,000 requires a Second Authorized Signature to the right

Authorized Lightspace Signature

104 Glenn Street, Lawrence, MA 01843

Tel (978) 747-2000                Fax (978) 747-2010

SUNTRON	Northeast Operations
Quote #	178b
Date	9/27/2005

Customer:	Lightspace
Attn:	Pat Crowley

Assembly Number	Description	Rev	EAU	Lot Qty	Quote $ ea.
PCA-0001-00	BA	500	500	$123.75

Non-Recurring Expenses (NRE’s)
ITEM	QTY	STD COST	TOTAL
SMT Stencil	1	$500.00	$500.00
PCB Fab Tooling	0	$0.00	$0.00
PCB Fab Test	0	$0.00	$0.00
ICT Fixtures
Functional Test Fixture
NRE Programming	1	$750.00	$750.00
NRE-Material Handling for Consigned Materials	1	$2,500.00	$2,500.00
TOTAL NRE	$3,750.00
Potential Excess Inventory $

Notes/Comments

Material costs are provided by Lightspace in the attached Bill of Materials. Material costs are subject to change based on Suntron’s ability to obtain material at provided costs.
Suntron cost for materials (per BOM) will be $50.26/per unit — Lightspace consigned materials is $100.24/unit.
Lightspace will consign enough materials for 500 units.
Pricing is for 500 units only at revision 3.4.
Lightspace will pay for materials before Suntron begins the procurement process — total $50.26 x 500 units = $25,130.00.
NRE Charges will be billed in conjunction with material billings - $3,750.00.
Total payments due before procurement process will be $28,880.00.
Lightspace will be responsible for any excess inventory.
Balance of sell price is to be paid COD.
PPV Process — Any material items having actual cost increases of 10% or greater, Suntron will notify Lightspace and provide an authorization form before Suntron executes buy for material.
PPV charges will be tabulated and billed at time of shipment.
PCB’s are to be procured from Electropak.

Quote is valid for 30 days from the date of quote: 9/27/2005

Thank you for the opportunity to quote your requirements.

______________________________________

Tina Tremblay, Finance

______________________________________

David Faliskie, Plant Manager - NEO